EXHIBIT 23.1


                         [SPECTOR & WONG LLP LETTERHEAD]

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 and the Registration Statements on Form S-8 (Nos. 333-90164, 333-97089, 333-108029, 333-109031 and 333-110012) of our report dated
February 23, 2004, relating to the consolidated financial statements and financial schedule of Circle Group Holdings, Inc. and subsidiaries, which appears in Circle Group Holding's Annual Report on Form 10-KSB for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in this Registration Statement.


/s/ Spector & Wong, LLP
Pasadena, California
July 23, 2004